SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

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UNITED BANCSHARES, INC.

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UNITED BANCSHARES, INC.

100 South High Street

Columbus Grove, Ohio 45830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 14, 2001

TO THE SHAREHOLDERS OF UNITED BANCSHARES, INC.:

You are cordially invited to attend the Annual Meeting of the Shareholders of United Bancshares, Inc. to be held on May 14, 2001 at 7:30 p.m. at the VFW Hall located at 218 E. Sycamore Street, Columbus Grove, Ohio, for the purpose of considering and acting on the following:

1. Amending the Articles of Incorporation of United Bancshares, Inc. to increase the number of authorized shares;

2. Electing directors to serve until the 2002 Annual Meeting; and

3. Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 2, 2001 will be entitled to vote at the meeting.

By Order of the Board of Directors

E. Eugene Lehman President

April 12, 2001

IMPORTANT

A proxy statement and proxy are submitted herewith. As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this annual meeting in person. The proxy is revocable at any time prior to the exercise thereof by written notice to the company, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT

UNITED BANCSHARES, INC.

100 South High Street

Columbus Grove, Ohio 45830

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2001

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of United Bancshares, Inc. (also referred to in this Proxy Statement as "United Bancshares" or the "Company"), in connection with the Annual Meeting of Shareholders to be held at 7:30 p.m. on May 14, 2001 at the VFW Hall located at 218 E. Sycamore Street, Columbus Grove, Ohio (the "Annual Meeting"), or at any adjournments thereof.

The Annual Meeting has been called for the following purposes: (i) to amend the Articles of Incorporation of the Company to increase the number of authorized shares, (ii) to elect the entire board of directors, each to serve for a one-year term, and (iii) to transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

This Proxy Statement and the accompanying Notice of Annual Meeting are being mailed to Shareholders on or about April 12, 2001.

REVOCATION OF PROXIES, DISCRETIONARY

AUTHORITY AND CUMULATIVE VOTING

Shares of United Bancshares common stock (the "Common Stock") can be voted at the Annual Meeting only if the shareholder is represented by proxy or is present in person. Shareholders who execute proxies retain the right to revoke them at any time. Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by (i) written notice to the Secretary of United Bancshares (addressed to: United Bancshares, Inc., 100 South High Street, Columbus Grove, Ohio 45830, Attention: Secretary) prior to the time the proxy is voted; or (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting; or (iii) in open meeting at any time before the proxy is voted.

Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, properly executed proxies will be voted FOR the amendment to the Articles of Incorporation and FOR the nominees for director set forth in this Proxy Statement. The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the Annual Meeting and (iii) any other business that may properly come before the Annual Meeting or any adjournments thereof. At this time it is not known whether there will be cumulative voting for the election of directors at the Annual Meeting. Shareholders of United Bancshares have cumulative voting rights in connection with the election of directors if notice is given to the president, a vice-president or the secretary of United Bancshares, not less than 48 hours before the time fixed for holding the Annual Meeting, that any shareholder desires that the voting be cumulative. Cumulative voting rights enable a shareholder to cumulate his or her voting power to give one candidate as many votes as the number of directors to be elected multiplied by the number of shares of Common Stock owned by that person, or to distribute his votes on the same principal among two or more candidates as the shareholder sees fit. If any shareholder demands cumulative voting for the election of directors at the Annual Meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion, to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by United Bancshares and the cost of soliciting proxies will be borne by United Bancshares. In addition to use of the mails, proxies may be solicited personally or by telephone, electronic mail or facsimile by directors, officers and employees of United Bancshares who will receive no compensation in addition to their regular compensation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Each of the shares of United Bancshares common stock outstanding on April 2, 2001, the record date of the Annual Meeting, is entitled to one vote on all matters coming before the meeting. As of March 20, 2001, United Bancshares had 3,687,404 shares of Common Stock issued and outstanding. Only shareholders of record on the books of the Company on April 2, 2001 will be entitled to vote at the meeting either in person or by proxy. The presence at the Annual Meeting of at least a majority of the shares, in person or by proxy, will be required to constitute a quorum at the Annual Meeting.

Effective February 28, 2001, Delphos Citizens Bancorp, Inc., a unitary savings and loan holding company organized under the laws of the State of Delaware, merged with and into United Bancshares with United Bancshares being the surviving corporation (the "Merger") pursuant to the terms of an Affiliation Agreement between the parties dated August 25, 2000. As a result of the Merger, Citizens Bank of Delphos, a federally-chartered savings bank formerly wholly-owned by Delphos Citizens Bancorp, is now a wholly-owned separate depository subsidiary of United Bancshares and will continue to operate under its current name and charter. Because holders of shares of Delphos Citizens Bancorp became shareholders of United Bancshares prior to the April 2, 2001 record date, former Delphos Citizens Bancorp shareholders will vote at the 2001 Annual Meeting of Shareholder of United Bancshares.

As of March 20, 2001, CEDE & Co., 55 Water Street, New York, New York, 10041, owned 1,141,903.67 shares, or 30.97%, of the issued and outstanding Common Stock of United Bancshares as the record holder of such shares. Besides the interest of CEDE & Co., United Bancshares is not aware of any person, group or entity beneficially owning more than 5% of United Bancshares' Common Stock as of March 20, 2001. Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security.

The following table sets forth, as of March 20, 2001, the ownership of Common Stock by management of United Bancshares, including (i) the Common Stock beneficially owned by each director, nominee for director and executive officer of United Bancshares and (ii) the Common Stock beneficially owned by all officers, directors and nominee for director as a group. The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the director or officer whose share ownership is shown.

Name	Position	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding(1)
Robert L. Dillhoff	Director	28,670	(2)	0.72%
Joe S. Edwards, Jr.	Director	185,101		4.68%
Thomas J. Erhart	Director	47,678	(3)	1.20%
P. Douglas Harter	Director	35,080	(4)	0.89%
E. Eugene Lehman	Director, CEO, President	65,972.17	(5)	1.67%
Carl L. McCrate	Director	22,644	(6)	0.57%
John P. Miller	Director	1,487		0.04%
William R. Perry	Director	29,566	(7)	0.75%
James N. Reynolds	Chairman, Director	60,760	(8)	1.54%
H. Edward Rigel	Director	30,225	(9)	0.76%
David P. Roach	Director	17,256	(10)	0.44%
Daniel W. Schutt	Director	17,159.20	(11)	0.43%
Bonita R. Selhorst	Secretary	14,596	(12)	0.37%

All directors and officers as a group (13 persons)		556,194.37		14.05%

(1) Reflects percentage ownership based on all issued and outstanding shares and outstanding options.

(2) Includes (a) 5,686 shares owned by Mr. Dillhoff jointly with his spouse; (b) 874 shares owned by Mr. Dillhoff as custodian for his minor child; (c) includes 4,068 shares owned by Mr. Dillhoff through his IRA; and (d) options to purchase 10,976 shares of common stock, 2,744 of which will vest on May 28, 2001. Excludes options to purchase 2,744 shares that will not vest until May 28, 2002.

(3) Includes (a) 6,721 shares owned by Mr. Erhart's spouse; and (b) 13,575 held in a trust of which Mr. Erhart is a beneficiary.

(4) Includes (a) 48 shares owned by Mr. Harter as custodian for his children; (b) 5,818 shares owned by Mr. Harter through his IRA; (c) 4,297 shares owned by Mr. Harter's spouse either directly or through her IRA; and (d) options to purchase 10,976 shares of common stock, 2,744 of which will vest on May 28, 2001. Excludes options to purchase 2,744 shares that will not vest until May 28, 2002.

(5) Includes (a) 132 shares owned by Mr. Lehman's spouse; (b) 15,304.03 shares owned by Mr. Lehman through IRAs; (c) 17,550.14 shares allocated to Mr. Lehman under the Company's Employee Stock Ownership Plan; and (d) 32,854 shares subject to option by Mr. Lehman.

(6) Includes 9,771 shares owned by Mr. McCrate's spouse.

(7) Includes 1,302 shares owned by Mr. Perry as custodian for his minor child.

(8) Includes (a) 56,420 shares owned in trust by Mr. Reynolds; and (b) 4,340 shares owned in trust by Mr. Reynolds' spouse.

(9) Includes 15,135 shares held in a trust of which Mr. Rigel is a co-trustee.

(10) Includes options to purchase 8,575 shares of common stock, 3,430 of which will vest on May 28, 2001. Excludes options to purchase 3,431 shares that will not vest until May 28, 2002.

(11) Includes (a) 718.2 shares allocated to Mr. Schutt under the Company's Employee Stock Ownership Plan; and 16,291 shares subject to option by Mr. Schutt.

(12) Includes (a) 5,882 shares allocated to Ms. Selhorst under the Company's Employee Stock Ownership Plan; and (b) 6,946 shares subject to option by Ms. Selhorst.

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

The Articles of Incorporation of United Bancshares were originally filed with the Ohio Secretary of State on August 7, 1985. The Articles were amended and restated on November 27, 1985 and have been amended four times since then to increase the number of authorized shares to accommodate the Company's growth since incorporation. The Board of Directors has approved the amendment to the Articles of Incorporation to increase the authorized number of shares by one million additional shares and has recommended that this amendment be submitted to the shareholders for approval. The Board of Directors has determined that it is in the best interests of the Company to have shares of authorized but unissued common stock available to the Company should the need arise. The affirmative vote of the holders of two-thirds of the outstanding shares of United Bancshares common stock, or 2,458,270 shares, is necessary for the adoption of the proposed amendment to the Articles of Incorporation. The resolution to be placed before the shareholders at the annual meeting is:

RESOLVED, that Article IV of the Amended Articles of Incorporation of United Bancshares, Inc. be amended and restated in its entirety, and shall supercede all former Articles IV, to read as follows:
The authorized number of shares of the Corporation is Four Million Seven Hundred Fifty Thousand (4,750,000), all of which shall be common stock without par value.

The Board of Directors recommends that you vote FOR the amendment to the Articles of Incorporation.

ELECTION OF DIRECTORS

United Bancshares' Code of Regulations provide that its business shall be managed by a board of directors of not less than five and not more than 25 persons. The Board of Directors currently consists of 12 directors. The shareholders of the Company approved the increase in the number of directors to 12 persons at a special meeting of the shareholders held on February 7, 2001. The 12 directors include four directors who were appointed to the Board of Directors of the Company in connection with the merger of Delphos Citizens Bancorp, Inc. with and into United Bancshares on February 28, 2001.

The Board of Directors has nominated the persons indicated in the following table to serve until the 2002 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Each of the nominees is an incumbent director whose present term will expire at the Annual Meeting.

Nominees for Directors

Name	Age	Principal Occupation	Positions Held with United Bancshares	Director of United Bancshares Since	Director of a subsidiary of United Bancshares Since
Robert L. Dillhoff	53	District Highway Management Administrator, Department of Transportation	Director	2001	1991
Joe S. Edwards, Jr.	58	Attorney at Law	Director	2000	1978
Thomas J. Erhart	75	Retired (Insurance agent)	Director	1985	NA(1)
P. Douglas Harter	53	Associate, Harter and Son Funeral Home	Director	2001	1969
E. Eugene Lehman	59	President and CEO of United Bancshares and Chairman and CEO of The Union Bank Company	President, CEO and Director	1989	1989
Carl L. McCrate	76	Retired (Hardware retail sales)	Director	1985	NA(2)
John P. Miller	40	President, Citizens Bank of Delphos(3)	Director	2001	2001
William R. Perry	42	Farmer	Director	2000	1991
James N. Reynolds	63	Chairman of The Bank of Leipsic Company	Chairman and Director	2000	1966
H. Edward Rigel	58	Farmer	Director	2000	1980
David P. Roach	50	President, Vogel Roach Corp. (radio broadcasting company)	Director	2001	1997
Daniel W. Schutt	53	President, The Union Bank Company	Director	1998	1998

(1) Mr. Erhart served as a director of The Union Bank Company from 1961 through 1998.

(2) Mr. McCrate served as a director of The Union Bank Company from 1978 through 1996.

(3) Mr. Miller has been President of Citizens Bank of Delphos since March, 2001. Prior to joining Citizens Bank of Delphos, Mr. Miller was employed as a Vice President from January, 2001 to March, 2001, and as an Assistant Vice President from December, 1997 to January, 2001, of Community First Bank & Trust, Delphos, Ohio. From April, 1990 to December, 1997, Mr. Miller was employed as an Assistant Vice President of KeyBank, Delphos, Ohio.

The 12 nominees for director of United Bancshares receiving the most votes will be elected as directors. The Board of Directors recommends that shareholders vote FOR the election of the nominees.

It is intended that Common Stock represented by the accompanying form of proxy will be voted FOR the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve. At this time it is not known whether there will be cumulative voting for the election of directors at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

To the knowledge of United Bancshares, no director, officer or affiliate of the Company, owner of record or beneficially of more than 5% of the Company's Common Stock, or any associate of any such director, officer, affiliate of the Company or security holder, is an adverse party to the Company or any of its subsidiaries or has a material interest that is adverse to the Company or any of its subsidiaries.

There is one executive officer of United Bancshares besides those identified in the table beginning on page 5. Ms. Bonita R. Selhorst, age 54, is the Secretary of the Company and is currently employed as a Vice President of The Union Bank Company. Ms. Selhorst has been an officer of United Bancshares since 1986 and has been an officer of a subsidiary of United Bancshares since 1989.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of conducting its business, United Bancshares, for itself or through its banking subsidiaries, may engage in transactions with the employees, directors and managers of United Bancshares, The Union Bank Company, The Bank of Leipsic Company and Citizens Bank of Delphos which may include, but not be limited to, loans. As required by and in compliance with Ohio banking law and the laws governing federally-chartered savings banks, all banking transactions with directors, employees or managers of United Bancshares, or its subsidiaries, are conducted on the same basis and terms as would be provided to any other bank customer. No amounts of these related transactions exceeded $60,000 in calendar 2000. In addition, each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires United Bancshares' officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish United Bancshares with copies of all Section 16(a) forms they file. During 2000, one of the Company's officers and directors, E. Eugene Lehman, inadvertently failed to file a Form 4 within the required filing time. Mr. Lehman subsequently reported the transaction on Form 5. Based solely on the Company's review of the Section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements and with the exception of Mr. Lehman as referenced above, the officers, directors and greater than 10% beneficial owners of United Bancshares have complied with all applicable filing requirements.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The board of directors met approximately 12 times during the fiscal year ended December 31, 2000. Each incumbent director attended at least 90% of the total number of board meetings and over half of the directors attended 100% of the total number of meetings. Directors receive $6,000 annual compensation for their service on the Board of Directors of United Bancshares. Inside directors are not compensated for their services as directors beyond their salaries received from United Bancshares or its subsidiaries. Ten of the directors of United Bancshares also serve as directors of one of United Bancshares' depository subsidiaries: The Union Bank Company, The Bank of Leipsic Company or Citizens Bank of Delphos. Each of the outside directors may receive additional compensation for their services as a director of a subsidiary.

The Company has an Audit Committee the members of which are Joe S. Edwards, Jr., Thomas Erhart, Carl L. McCrate, William R. Perry and H. Edward Rigel. The Audit Committee was created and a written charter for the Audit Committee was adopted on August 8, 2000. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A. All of the members of the Audit Committee are independent directors. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit, and reviews the adequacy of the Bank's internal accounting controls. The Audit Committee met a total of two times during the fiscal year ended December 31, 2000.

United Bancshares has not designated a nominating committee or compensation committee. Decisions concerning nominees are made by the Board of Directors of the Company and decisions concerning director and executive officer compensation are made by the Board of Directors of the Company and the boards of directors of the applicable subsidiary of the Company.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The committee has also reviewed and discussed with Clifton Gunderson LLP (formerly Clifton Gunderson, Ltd.), the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented.

The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), as may be modified or supplemented and, as required, has discussed with Clifton Gunderson its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

This report has been provided by the Audit Committee:

Joe S. Edwards, Jr.

Thomas Erhart

Carl L. McCrate

William R. Perry

H. Edward Rigel

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation paid by United Bancshares on a consolidated basis to the chief executive officer and the two other named executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Comp. (1)	Rest. Stock Award	Securities Underlying Options/SAR (#)	All Other Compensation(1)
E. Eugene Lehman - Chief Executive Officer and President of United Bancshares	2000	$115,593	$ 0	NA	NA	NA	$ 30,422
	1999	$108,460	$15,000	NA	NA	NA	$ 32,484
	1998	$ 84,896	$10,500	NA	NA	NA	$ 25,415
Daniel W. Schutt - President, Chief Operations Officer & Chief Loan Officer of The Union Bank(3)	2000	$103,642	$ 0	$8,135(2)	NA	NA	$ 20,417
	1999	$ 97,653	$ 5,500	$8,467(2)	NA	NA	$ 18,686
	1998	$ 43,269	$23,000	$2,944(2)	NA	42,385	$ 9,612
Larry D. Place - President of The Bank of Leipsic(4)	2000	$ 96,608	$ 8,290	NA	NA	NA	NA

(1) Amounts included as "All Other Compensation" for Mr. Lehman and Mr. Schutt consist of discretionary contributions to the 401(k) plan; matching contributions to the 401(k) plan; and accruals to the company's supplemental employee retirement plan.

(2) The amount reflected as "Other Annual Compensation" for Mr. Schutt represents the value of personal use of a corporate automobile and, in 1999, the cost of an airline ticket for his spouse.

(3) Mr. Schutt's employment with United Bancshares began on July 1, 1998.

(4) Mr. Place's employment with United Bancshares began on February 1, 2000. Effective December 31, 2000, Mr. Place resigned as an executive officer of The Bank of Leipsic Company.

Aggregated Option/SAR Exercises in 2000 and December 31, 2000 Option/SAR Value
Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SAR's at December 31, 2000		Value of Unexercised in-the-Money Options/SAR's at December 31, 2000

			Exercisable	Unexercisable	Exercisable	Unexercisable

E. Eugene Lehman	NA	NA	32,853	0	$374,196	$0
Daniel W. Schutt	NA	NA	42,385	0	$230,998	$0
Larry D. Place	NA	NA	NA	NA	NA	NA

Benefit Plans

Incentive Stock Option and Nonstatutory Stock Option Plan. United Bancshares has in place an Incentive Stock Option and Nonstatutory Stock Option Plan which was approved by the shareholders in April, 1995 for the purpose of attracting and retaining key officers, employees and directors. The plan provides for the grant of both incentive stock options, non-qualified stock options and stock appreciation rights.

The maximum number of shares that may be optioned under the plan was originally 17,120. Due to subsequent stock splits and stock dividends, this number would be equivalent to 232,415 shares of current stock. As of April 2, 2001, United Bancshares had granted options for all of these shares. Certain of the grants have been exercised. Remaining exercisable options of 107,858 shares are still issued and outstanding.

The plan is administered by the Stock Option Plan Committee, which consists of the following three members: Thomas J. Erhart, Jane E. Gettman and E. Eugene Lehman. The committee is appointed by the United Bancshares Board of Directors. The committee is responsible to the Board of Directors for the operation and administration of the plan and makes recommendations to the Board of Directors with respect to those who should participate in the plan and the extent of that participation.

Under the plan, the Board of Directors, upon the recommendation of the committee, was permitted to grant nonstatutory stock options to any director and incentive stock options or nonstatutory stock options to any officer, key executive, administrative or other employee of the Company. The Board of Directors was also permitted to grant stock appreciation rights to any participant receiving options.

The options granted are evidenced by a stock option agreement which may not be the same for participants granted options at different times. The option agreements may contain conditions regarding employment and noncompetition terms. The terms of the options provide that no option is exercisable prior to one year nor after ten years from the date of the grant of the option.

Stock Option Plan. United Bancshares will continue to administer the Stock Option Plan formerly maintained by Delphos Citizens Bancorp. This Stock Option Plan was effective May 28, 1997. All options to be granted under this plan were granted prior to the merger of Delphos Citizens Bancorp with and into United Bancshares and no further grants will be made under this plan. Remaining exercisable options to purchase 162,932 shares, as converted pursuant to the terms of the Affiliation Agreement between Delphos Citizens Bancorp and United Bancshares, are currently issued and outstanding.

Executive Supplemental Income Plan. The Union Bank Company sponsors the Executive Supplemental Income Plan, a non-qualified retirement plan that benefits certain individuals designated by the board of directors the bank. The supplemental income plan provides eligible individuals with supplemental retirement benefits, the amount of which is based upon the individual's years of service with Union Bank. Currently, Mr. Lehman and Mr. Schutt are among those persons who participate in the plan.

The supplemental income plan also provides benefits to those designated individuals who die prior to reaching normal retirement age or who become disabled. In addition, the supplemental income plan provides that the designated individuals who are covered under the plan will become fully vested in his or her benefit upon a change in control. Upon a change in control, The Union Bank Company and the designated individual may agree to accelerate the payment of benefits provided under the plan. Upon such an event, the benefit will be distributed in a single payment in an amount equal to the present value of the designated individuals benefit discounted at an 8% interest rate. Benefits under the supplemental income plan become payable when the designated individual's employment terminates with The Union Bank Company due to normal retirement, early retirement, death or disability.

Board of Directors of Report on Executive Compensation

The Board of Directors of the Company and the boards of directors of each subsidiary are responsible for developing the Company's executive compensation principles, policies and programs, including the compensation to be paid to the Chief Executive Officer and the amount paid to each of the other executive officers of the Company and the subsidiaries. E. Eugene Lehman and Daniel W. Schutt, both of whom are named executive officers and directors of United Bancshares and The Union Bank Company, participate in the deliberations of the respective boards of directors concerning executive officer compensation.

The Company's compensation programs are designed to provide its executive officers with market competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Company's Board of Directors and the boards of directors of the subsidiaries. The objectives of the Company's executive compensation program are to:

(a) Support the achievement of the Company's annual and long-term goals and objectives as determined annually by the Company's Board of Directors;

(b) Establish base salaries targeted at a median level for comparable positions within a comparison group of companies in the banking industry (the "Comparison Group"), with incentive opportunities designed to pay total compensation that are above average for outstanding bank performance; and

(c) Provide compensation plans and arrangements that encourage the retention of better-performing executives.

The Company's executive compensation policies seek to provide an opportunity for compensation that varies with performance and which compares favorably to levels provided to executives within the Comparison Group.

The Company seeks to set base salaries for the Company's and each subsidiary's executive officers at levels which are competitive with median levels for executives with similar roles and responsibilities within the Comparison Group. In setting annual salaries for individuals, the Board of Directors first considers the compensation paid for similar positions in the banking industry and the executive's experience, level and scope of responsibility as a benchmark reference. The Board of Directors then considers the individual performance of the executive measured against the Company's expectations in developing its salary increase recommendations.

The compensation of executive officers of the Company and each of the subsidiaries includes (i) base salary, (ii) annual cash bonuses, and (iii) other annual compensation in the form of fringe benefits such as use of a vehicle. Executive officers also receive various benefits generally available to all employees of the Company, such as participation in a defined contribution profit-sharing plan and medical plans.

The Board of Directors of United Bancshares:

Robert L. Dillhoff	P. Douglas Harter	John P. Miller	H. Edward Rigel
Joe S. Edwards, Jr.	E. Eugene Lehman	William R. Perry	David P. Roach
Thomas J. Erhart	Carl L. McCrate	James N. Reynolds	Daniel W. Schutt

PERFORMANCE GRAPH

The following graph provides an indicator of cumulative total shareholder returns for the Company as compared with the Nasdaq Total US Index and the Nasdaq Bank Stock Index. This graph covers the period from February 1, 2000 through December 31, 2000. The cumulative total shareholder returns included in the graph for June 30, 2000 and December 31, 2000 reflect the returns for the shares of Common Stock of United Bancshares. The information provided in the graph assumes that $100 was invested on February 1, 2000 in United Bancshares Common Stock, the Nasdaq Total US Index and the Nasdaq Bank Stock Index, and that all dividends were reinvested.

[GRAPH HERE]

INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the Board of Directors for the current year is Clifton Gunderson LLP, 1400 Edison Plaza, 300 Madison Avenue, Toledo, Ohio 43604. A representative of the principal accountant will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

United Bancshares dismissed its former independent auditor, E.S. Evans and Company, on May 3, 2000 upon the recommendation and approval of the Board of Directors. The reports on the financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles. In the past two years, there have been no disagreements with E.S. Evans and Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. United Bancshares engaged Clifton Gunderson LLP as its new independent auditor on May 4, 2000.

Audit Fees

The aggregate fees billed by Clifton Gunderson for professional services rendered for the audit of the Company's annual consolidated financial statements for the 2000 fiscal year and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year (collectively, the "audit services") were $45,500.00.

Financial Information Systems Design and Implementation and Other Services

There were no services rendered in connection with financial information systems design and implementation. The aggregate fees billed by Clifton Gunderson for non-audit services and all other fees for services rendered to the Company for the 2000 fiscal year were $17,800.00.

The Audit Committee has considered and ultimately determined that the provision of any of the non-audit services or other services provided by Clifton Gunderson to the Company is compatible with maintaining Clifton Gunderson's independence.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

In order for any shareholder proposals for the 2002 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement relating to that meeting to be presented for shareholder action at that meeting, they must be received by the Secretary of the Company at 100 South High Street, Columbus Grove, Ohio 45830, prior to December 13, 2001.

By Order of the Board of Directors

E. Eugene Lehman

Chairman, President and Chief Executive Officer

APPENDIX A

United Bancshares, Inc. Audit Committee Charter

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit program.

In meeting its responsibilities, the audit committee is expected to:

1. Provide an open avenue of communication between the internal auditors, the independent accountant, and the board of directors.

2. Review and update the committee's charter annually.

3. Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

4. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

5. Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

6. Inquire of management, the director of internal auditing, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

7. Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

9. Review with the director of internal auditing and the independent accountant the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10. Consider and review with the independent accountant and the director of internal auditing:

       (a) The adequacy of the company's internal controls including computerized information system controls and security.

       (b) Any related significant findings and recommendations of the independent accountant and Internal auditing together with management's responses thereto.

11. Review with management and the independent accountant at the completion of the annual examination:

       (a) The company's annual financial statements and related footnotes.

       (b) The independent accountant's audit of the financial statements and his or her report thereon.

       (c) Any changes required in the independent accountant's audit plan.

       (d) Any serious difficulties or disputes with management encountered during the course of the audit.

       (e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

12. Consider and review with management and the director of internal auditing:

       (a) Significant findings during the year and management's responses thereto.

       (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

       (c) Any changes required in the planned scope of their audit plan.

       (d) The internal auditing department budget and staffing.

        (e) The internal auditing department charter.

       (f) Internal auditing's compliance with The IIA's Standards for the Professional Practice of Internal Auditing (Standards).

13. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

14. Review with management, the independent accountant, and the director of internal auditing the interim financial report before it is filed with the SEC or other regulators.

15. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

16. Review with the director of internal auditing and the independent accountant, the results of their review of the company's monitoring compliance with the company's code of conduct.

17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

18. Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the committee.

19. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

20. Prepare a letter for inclusion in the annual report that described the committee's composition and responsibilities, and how they were discharged.

21. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

22. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairperson shall be designated by the full board of directors upon the recommendation of the nominating committee. (See Footnote)

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

Adopted and approved: August 8, 2000

Footnote - Audit Committee qualifications.

Each of the audit committee members must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Additionally, one of the audit committee members must have past employment experience in finance or auditing, requisite professional certification in accounting, or any other comparable experience which results in "financial sophistication", including being or having been a CEO, CFO or other senior officer with financial oversight responsibilities. Form this audit committee, a chairperson will be selected.

UNITED BANCSHARES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 14, 2001

The undersigned, having received notice of the Annual Meeting of Shareholders of United Bancshares, Inc., Columbus Grove, Ohio to be held at 7:30 p.m., May 14, 2001, hereby designates and appoints Joe S. Edwards, Jr., Thomas J. Erhart and Bonita R. Selhorst, or any of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of United Bancshares, Inc., which the undersigned is entitled to vote at such Annual Meeting of Shareholders, or at any adjournments thereof, such proxies being directed to vote as specified below on the following proposals and, in their discretion, on any other business that may properly come before the Annual Meeting or any adjournments thereof:

Proposal 1. To Amend the Articles of Incorporation

RESOLVED, that Article IV of the Amended Articles of Incorporation of United Bancshares, Inc. be amended and restated in its entirety, and shall supercede all former Articles IV, to read as follows:

The authorized number of shares of the Corporation is Four Million Seven Hundred Fifty Thousand (4,750,000), all of which shall be common stock without par value.

______ FOR	______ AGAINST	______ ABSTAIN

Proposal 2. Election of Directors.

To elect the following nominees to the Board of Directors:

Robert L. Dillhoff	Joe S. Edwards, Jr.
Thomas J. Erhart	P. Douglas Harter
E. Eugene Lehman	Carl L. McCrate
John P. Miller	William R. Perry
James N. Reynolds	H. Edward Rigel
David P. Roach	Daniel W. Schutt

______ FOR the nominees (except as marked to the contrary below)

______ WITHHOLD AUTHORITY FOR ONE OR MORE OF THE NOMINEES

If you wish to withhold authority to vote for any nominee, enter the name(s) on the following line:

____________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This proxy when properly executed (1) will be voted in the manner directed herein by the undersigned shareholder, or (2) if no direction is made, this proxy will be voted FOR the amendment to the Articles of Incorporation and FOR the election of the named nominees. The Board of Directors recommends a FOR vote on each proposal.

ALL FORMER PROXIES ARE HEREBY REVOKED

Please compete, sign, date and promptly mail this proxy in the enclosed postage-paid envelope.

_______________________________

(Signature of Shareholder)

_______________________________

(Signature of Shareholder)

(Please sign exactly as your name appears hereon. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such)

Dated: _______________, 2001